UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
__________________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐		Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GOOD TIMES RESTAURANTS INC.
141 Union Boulevard, #400
Lakewood, Colorado 80228

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 8, 2017

To the Stockholders of Good Times Restaurants Inc.:

The Annual Meeting of the Stockholders (the “Annual Meeting”) of Good Times Restaurants Inc., a Nevada corporation (the “Company”), will be held at the Company’s corporate office located at 141 Union Boulevard, #400, Lakewood, CO 80228, on Wednesday, February 8, 2017, at 9:00 a.m. local time.  The purposes of the Annual Meeting are:

1.	Election of seven directors of the Company;

2.	To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2017; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The accompanying proxy statement (the “Proxy Statement”) contains additional information about the Annual Meeting.  Only stockholders of record at the close of business on the record date of December 16, 2016 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.  The Proxy Statement is being mailed to stockholders entitled to vote at the Annual Meeting on or about January 3, 2017.

All stockholders are cordially invited to attend the Annual Meeting.  If you do not plan to attend the meeting, please sign, date, and promptly return the enclosed proxy card.  A business reply envelope is enclosed for your convenience.  The delivery of a proxy will not affect your right to vote in person if you attend the Annual Meeting.  Your vote is important.

Sincerely,

James K. Zielke
Chief Financial Officer

December 27, 2016

GOOD TIMES RESTAURANTS INC.
141 Union Boulevard, #400
Lakewood, Colorado 80228

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held February 8, 2017

This Proxy Statement relates to the Annual Meeting of Stockholders (the “Annual Meeting”) of Good Times Restaurants Inc., a Nevada corporation (the “Company”).  The Annual Meeting will be held on Wednesday, February 8, 2017, at 9:00 a.m. local time, at the Company’s corporate office located at 141 Union Boulevard, #400, Lakewood, CO 80228, or at such other time and place to which the Annual Meeting may be adjourned or postponed.  The enclosed proxy is solicited by our Board of Directors (the “Board”).  The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about January 3, 2017.

The terms “we,” “us,” and “our” in this Proxy Statement refer to the Company.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on February 8, 2017:  This Proxy Statement and our 2016 Annual Report are also available at our website at www.goodtimesburgers.com.

GENERAL INFORMATION

What is the purpose of the Annual Meeting?
At the Annual Meeting, the stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including:

1.	Election of seven directors of the Company;
2.	To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2017; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to attend and vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date of December 16, 2016, or their duly appointed proxies, are entitled to receive notice of the Annual Meeting, attend the meeting, and vote their shares at the Annual Meeting or any adjournment or postponement thereof.  At the close of business on December 16, 2016, there were 12,297,550 shares of our common stock, par value $0.001 per share (“Common Stock”), outstanding.  Each outstanding share of our Common Stock is entitled to one vote.  Our Bylaws do not allow holders to cumulate votes in the election of directors.

How do I vote?
You may vote on matters to come before the Annual Meeting in two ways: (i) you can attend the Annual Meeting and cast your vote in person, or (ii) you can vote by completing, signing, and dating the enclosed proxy card and returning it to us in the enclosed business reply envelope or via facsimile to Boyd E. Hoback, our President and Chief Executive Officer, at (303) 273-0177.  If you return the proxy card, you will authorize the individuals named on the proxy card, referred to as proxy holders, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our Board.  If your shares are held by a broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.

What if I vote and then change my mind?
You may revoke a proxy at any time before the vote is taken at the Annual Meeting by either (i) filing with our corporate secretary a written notice of revocation, (ii) sending in another duly executed proxy bearing a later date, or (iii) attending the meeting and casting your vote in person.  Your last vote will be the vote that is counted.

How can I get more information about attending the Annual Meeting and voting in person?
For additional details about the Annual Meeting, including directions to the meeting site and information about how you may vote in person if you so desire, please call or email Boyd E. Hoback, our President and Chief Executive Officer, at (303) 384-1400 or at bhoback@gtrestaurants.com.

What are the Board’s recommendations?
Unless you give other instructions on your proxy card, the persons named on the proxy card will vote in accordance with the recommendations of our Board, which are described in this Proxy Statement.  Our Board recommends a vote FOR each of the proposals described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board or, if no recommendation is given, in their own discretion.

What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock on the record date will constitute a quorum at the Annual Meeting, permitting us to conduct our business at the Annual Meeting.  Proxies received but marked as abstentions and broker non-votes (defined below) will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether a quorum is present.  If a quorum is not present, the Annual Meeting may be adjourned until a quorum is obtained.

What vote is required to approve each proposal?
Vote Required.  Approval of each proposal to be considered and voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the Annual Meeting (assuming we have a quorum as described above).  A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted for that proposal but will be counted for purposes of whether there is a quorum at the meeting.  Abstentions will result in the respective proposal receiving fewer votes.

Effect of Broker Non-Votes.  If your shares are held by your broker in “street name,” you will receive a voting instruction form from your broker or the broker’s agent asking you how your shares should be voted.  Please complete the form and return it in the envelope provided by the broker or agent.  No postage is necessary if mailed in the United States.  Directors are elected by a plurality of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Broker-non votes and abstentions will not count as votes in favor of or against election of the directors and will have no effect on the vote total for the election of the directors.  If you do not instruct your broker how to vote, your broker may vote your shares at its discretion on “routine” matters.  Only Proposal #2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter at the Annual Meeting.   Where a proposal is not routine, a broker who has not received instructions from its clients may not be permitted to exercise voting discretion.  Votes that could have been cast on the matter in question if the brokers have received their customers’ instructions, and as to which the broker has notified us on a proxy form in accordance with industry practice or has otherwise advised us that it lacks voting authority, are referred to as “broker non-votes.”  Thus, if you do not give your broker or nominee specific instructions with respect to Proposals #1, your shares may not be voted on that matter and will not be counted as a vote cast in determining the number of shares necessary for approval of that matter.  Shares represented by such broker non-votes, however, will be counted in determining whether there is a quorum.  Accordingly, broker non-votes will result in the respective proposal receiving fewer votes.

Can I dissent or exercise rights of appraisal?
Neither Nevada law nor our Articles of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with the proposals to be voted on at the Annual Meeting.  If the proposals are approved at the Annual Meeting, stockholders voting against such proposals will not be entitled to seek appraisal for their shares.

Who pays for this proxy solicitation?
The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials furnished to the stockholders.  In addition to solicitation by mail, proxies may be solicited by our directors, officers, and regular employees by telephone or personal interview.  These individuals will not receive any compensation for their services other than their regular salaries.  Arrangements will also be made with brokerage houses and other custodians and fiduciaries to forward solicitation materials to the beneficial owners of the shares held on the record date, and we may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.

How many Annual Reports and Proxy Statements are delivered to a shared address?
If you and one or more stockholders share the same address, it is possible that only one Proxy Statement and Annual Report was delivered to your address. This is known as “householding.”  We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices 141 Union Boulevard, #400, Lakewood, Colorado 80228 Attn: Corporate Secretary, telephone: (303) 384-1400. If you want to receive separate copies of this Proxy Statement or Annual Report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

PROPOSAL #1 – ELECTION OF DIRECTORS

Pursuant to our Bylaws, the size of our Board has been set at a maximum of seven directors.  All of our directors are elected annually to serve a one-year term expiring at the next annual meeting of stockholders.  The seven nominees for election at the Annual Meeting, listed below, are currently serving as directors of the Company.  Each nominee has consented to be named in this Proxy Statement and to serve as a director if elected.  However, if any nominee is unable to serve or for good cause will not serve as a director, each of the persons named in the proxy intend to vote in his or her discretion for a substitute who will be designated by our Board.

Director Nominees

The following table sets forth certain information about the Company’s seven director nominees.

Name	Age	Director Since	Other Positions Held with the Company
Geoffrey R. Bailey	65	1996	Member of the Compensation Committee
Gary J. Heller	49	2010
Boyd E. Hoback	61	1992	President and Chief Executive Officer
Steven M. Johnson	57	2013	Chairman of the Audit Committee
Eric W. Reinhard	58	2005	Member of the Compensation and Audit Committees
Robert J. Stetson	66	2014	Chairman of the Board of Directors
Alan A. Teran	71	2012	Chairman of the Compensation Committee Member of the Audit Committee

Business Experience

Geoffrey R. Bailey
Mr. Bailey is a director of The Erie County Investment Co., which owns 99% of The Bailey Company.  The Bailey Company was also previously a franchisee and joint venture partner of the Company.  Mr. Bailey joined The Erie County Investment Co. in 1979.  Mr. Bailey is a graduate of the University of Denver with a Bachelor’s degree in Business Administration.

Mr. Bailey was selected to serve on our Board in light of his substantial experience within the restaurant industry and his broad knowledge concerning corporate governance and management.

Gary J. Heller
Mr. Heller is currently President of Heathcote Capital LLC, which has periodically acted as the Company’s financial advisor.  No services were provided to the Company by Heathcote Capital, LLC in 2016.

Mr. Heller is currently the Chief Financial Officer of Craveable Hospitality Group, a position he has held since March 2016.  Mr. Heller previously served as the Director of Operations for Il Buco Restaurants from February 2016 to March 2016, a consultant and Interim Chief Executive Officer for Charlie Brown’s Restaurants from February 2014 to October 2014, and as Chief Operating Officer for Il Mulino New York from October 2012 to June 2013.  Prior to March 2012, Mr. Heller served as a director and officer of Elephant & Castle Group, Inc. from April 2007 to February 2012.  Subsequently, in June 2011, Elephant & Castle Group, Inc. filed a petition seeking relief under Chapter 11 of the United States Bankruptcy Code.  Prior to his involvement in the restaurant industry, Mr. Heller served as a Managing Director of FTI Capital Advisors, LLC and a Director of Andersen Corporate Finance LLC.   Mr. Heller holds a BA in Economics from the University of Pennsylvania and an MBA in Finance from New York University.

Mr. Heller was selected to serve on our Board of Directors in light of his substantial experience in the restaurant industry and his experience as a financial advisor and an investment banker.

Boyd E. Hoback
Mr. Hoback has served as our President and Chief Executive Officer and as a member of our Board of Directors since December 1992 and has been in the restaurant business since the age of 16.  Mr. Hoback has been a vital part of the development of the Company and has been involved in developing and managing all areas of the Company.  Mr. Hoback is an honors graduate of the University of Colorado in Finance.

Mr. Hoback was selected to serve on our Board in light of his in-depth understanding of our business.

Steven M. Johnson
Mr. Johnson is currently a Jimmy John’s franchisee in Oklahoma.  Prior to becoming a Jimmy John’s franchisee in 2013, Mr. Johnson served as the Chief Executive Officer of F&H Acquisition Corp.  from 2006 to 2012, which owned and operated the Champps, Fox & Hound, and Bailey’s restaurant concepts.  Subsequently, in December 2013, F&H Acquisition Corp. filed a petition seeking relief under Chapter 11 of the United States Bankruptcy Code.  From 1999 to 2006, Mr. Johnson served as Chief Executive Officer of Fox & Hound Restaurant Group.  From 1992 until 1998, Mr. Johnson was Chief Operating Officer for Coulter Enterprises, Inc., a Pizza Hut franchisee operating 100 Pizza Hut restaurants.  From 1985 through 1991, he was Controller for Fugate Enterprises, Inc., a Pizza Hut, Taco Bell and Blockbuster Video franchisee.  Previously, he was employed by the accounting firm of Ernst & Young.  Mr. Johnson also serves on the board of directors of Rave Restaurant Group (Nasdaq: RAVE), a position he has held since 2006.

Mr. Johnson is a certified public accountant.  Mr. Johnson holds a degree in accounting from Wichita State University.

Mr. Johnson was selected to serve on our Board in light of his substantial experience in the restaurant industry.

Eric W. Reinhard
Mr. Reinhard serves as CEO of Spyglass Capital Partners, LLC, a collaborative effort by beverage entrepreneurs formed to identify early stage brands and innovations that directly impact the beverage industry and is a Partner at Rumble, LLC, a consulting firm that provides guidance and strategic planning for early stage consumer products (2014-present).  Prior to his recent assignment, Mr. Reinhard served as President of the Pepsi Cola Bottler’s Association, a beverage association management and consulting firm (2005-2013).  Prior to June 2004 he was the Senior Vice President & General Manager for the Pepsi Bottling Group’s Great West Business Unit.  While in this role, Mr. Reinhard was also a member of the Pepsi Bottling Group’s Chairman’s Council, a member of the Food Service Strategic Planning Committee, and a member of The Dr. Pepper Bottler Marketing Committee.  Mr. Reinhard joined Pepsi Cola in 1984 after four years with The Proctor & Gamble Distributing Company.  Since 1984 he has held several field and headquarters positions including Vice President/General Manager Pepsi-Lipton Tea Partnership (JV), General Manager Mid-Atlantic Business Unit, Area Vice President Retail Channels, Vice President On-Premise Operations and Area Vice President of Franchise Operations.  Mr. Reinhard holds a BA from Michigan State University and has completed the Executive Business Program at the University of Michigan.

Mr. Reinhard was selected to serve on our Board in light of his substantial experience within the beverage industry and his broad knowledge concerning corporate governance and management.

From 2005-2010, Mr. Reinhard also served as Chairman of our Board.

Robert J. Stetson
Mr. Stetson is the CEO and Chairman of US Restaurant Properties, a privately owned landlord of chain restaurant properties founded in 2009.  From 1994-2005, he was a founder, director, and CEO (excluding 1999-2001) of U.S. Restaurant Properties Inc., a NYSE traded Real Estate Investment Trust.  He has served on a number of restaurant company boards including Del Frisco’s, Capital Grille and Bugaboo Creek Steakhouses, and Shoney’s Inc.  Additionally, he was President-Restaurant Division of Burger King Corporation and CFO and later CEO of Pearle Vision, the eyewear retailer.  He has a BA from Harvard University and an MBA from Harvard Business School.

Mr. Stetson was selected to serve on our Board in light of his substantial experience within the restaurant industry and his broad knowledge concerning corporate governance, leadership and finance.

Alan A. Teran
Mr. Teran is currently a principal in multiple private restaurants.  He previously served on our Board from 1994 to 2010.  Mr. Teran also served as a Director of Morton’s Restaurant Group, Inc. from 1994 until February 2012.  He served as president of the Cork & Cleaver restaurant chain from 1975 to 1981 and served as a Director for Boulder Valley National Bank and Charlie Brown’s Restaurants.  He was one of the first franchisees of Le Peep Restaurants.  Mr. Teran graduated from the University of Akron in 1968 with a degree in business.

Mr. Teran was selected to serve on our Board in light of his substantial experience within the restaurant industry, his experience as an investor in multiple private restaurants, and his prior service on our Board.

There are no family relationships among the directors.  As discussed below, under the heading “Director Independence,” the Board has determined that Messrs. Bailey, Johnson, Reinhard, Stetson and Teran are independent directors under the NASDAQ listing standards.

Vote Required for Approval
Directors are elected by a plurality of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Broker-non votes and abstentions will not count as votes in favor of or against election of the directors and will have no effect on the vote total for the election of the directors.  If you do not instruct your broker how to vote, your broker may vote your shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE COMPANY’S SEVEN DIRECTOR NOMINEES LISTED ON THE ENCLOSED PROXY CARD.

PROPOSAL #2 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm for the fiscal year ended September 27, 2016 was Hein & Associates LLP.  It is expected that one or more representatives of such firm will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.  The Company has selected Hein & Associates LLP as the Company’s principal independent registered public accounting firm for the fiscal year ending September 26, 2017.  Shareholder ratification of the appointment is not required under the laws of the State of Nevada, but the Board has decided to ascertain the position of the shareholders on the appointment.  The Company will reconsider the appointment if it is not ratified.  Even if the appointment is ratified, the Company may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Company feels that such a change would be in the Company’s and its shareholders’ best interests.

Vote Required
Approval of Proposal #2 will require the affirmative vote of a majority of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter.  Abstentions will not count as votes in favor of or against the proposal and will have no effect on the vote total for the proposal.  If you do not instruct your broker how to vote, your broker may vote your shares at its discretion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
 THAT STOCKHOLDERS VOTE “FOR” PROPOSAL #2.

CORPORATE GOVERNANCE

Director Independence
The Company’s Common Stock is listed on the NASDAQ Capital Market under the trading symbol “GTIM”.  NASDAQ listing rules require that a majority of the Company’s directors be “independent directors” as defined under NASDAQ Rule 5605(a)(2).

The Board has determined that of the current directors Messrs. Bailey, Johnson, Reinhard, Stetson and Teran are independent directors under the NASDAQ listing standards, while Messrs. Heller and Hoback are not independent under such standards.  The Board has also determined that each of the three current members of the Audit Committee is “independent” for purposes of Rule 10A-3 under the Exchange Act.

Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination from time to time based on the position and direction of the Company and the membership of the Board.  However, the Board has determined that separating these roles is in the best interests of the Company’s stockholders at this time.  The Board believes that this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations.  It is intended that the Board designate a Chairman of the Board following the Annual Meeting.

Risk Oversight
Material risks are identified and prioritized by the Company’s management and reported to the Board for oversight.  The Board as a whole administers the Board’s risk oversight function.  The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each.  In addition, the Board continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Code of Ethics
The Company has adopted a Code of Business Conduct which applies to all directors, officers, employees, and franchisees of the Company.  The Code of Business Conduct was filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003.  The Code of Business Conduct is also available on the Company’s website at www.goodtimesburgers.com.

Board Committees
The standing committees of the Board are the Audit Committee, which is currently comprised of Mr. Johnson (Chairman), and Messrs. Reinhard and Teran, and the Compensation Committee, which is currently comprised of Messrs. Bailey, Reinhard, and Teran (Chairman).  As discussed under the heading “Nominee Selection Process” below, there is no standing nominating committee of the Board and instead the Board as a whole acts as the nominating committee for the selection of nominees for election as directors.

Audit Committee
The Audit Committee currently consists of Messrs. Johnson (Chairman), Reinhard and Teran.  It is intended that the Board designate a Chairman of the Audit Committee following the Annual Meeting.  The Board has determined that all of the members of the Audit Committee are “independent,” as defined by the NASDAQ listing standards and by applicable SEC rules.  In addition, the Board has determined that Mr. Johnson is an audit committee financial expert, as that term is defined by the SEC rules, by virtue of having the following attributes through relevant experience: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals, and reserves; (iii) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The function of the Audit Committee relates to oversight of the auditors, the auditing, accounting, and financial reporting processes, and the review of the Company’s financial reports and information.  In addition, the functions of this Committee have included, among other things, recommending to the Board the engagement or discharge of independent auditors, discussing with the auditors their review of the Company’s quarterly results and the results of their audit, and reviewing the Company’s internal accounting controls.  The Audit Committee operates pursuant to a written Charter adopted by the Board.  A current copy of the Audit Committee Charter is available on our website at www.goodtimesburgers.com.  The Audit Committee held five meetings during the fiscal year ended September 27, 2016.

Compensation Committee
The Compensation Committee currently consists of Messrs. Bailey, Reinhard, and Teran (Chairman).  The Board has determined that all of the members of the Compensation Committee are “independent,” as defined by the NASDAQ listing standards.  The function of the Compensation Committee is to consider and determine all matters relating to the compensation of the President and Chief Executive Officer and other executive officers, including matters relating to the employment agreements.  The Compensation Committee held one meeting during the fiscal year ended September 27, 2016.

The responsibility of the Compensation Committee is to review and approve the compensation and other terms of employment of our Chief Executive Officer and our other executive officers, including all of the executive officers named in the Summary Compensation Table in this Proxy Statement (the “Named Executive Officers”).  Among its other duties, the Compensation Committee oversees all significant aspects of the Company’s compensation plans and benefit programs.  The Compensation Committee annually reviews and approves corporate goals and objectives for the Chief Executive Officer’s compensation and evaluates the Chief Executive Officer’s performance in light of those goals and objectives.  The Compensation Committee also recommends to the Board the compensation and benefits for members of the Board.  The Compensation Committee has also been appointed by the Board to administer our 2008 Omnibus Equity Incentive Compensation Plan.  The Compensation Committee does not delegate any of its authority to other persons.

In carrying out its duties, the Compensation Committee participates in the design and implementation and ultimately reviews and approves specific compensation programs.  The Compensation Committee reviews and determines the base salaries for the Named Executive Officers, and also approves awards to the Named Executive Officers under the Company’s equity compensation plans.

In determining the amount and form of compensation for Named Executive Officers other than the Chief Executive Officer, the Compensation Committee obtains input from the Chief Executive Officer regarding the duties, responsibilities, and performance of the other executive officers and the results of performance reviews.  The Chief Executive Officer also recommends to the Compensation Committee the base salary levels for all Named Executive Officers and the award levels for all Named Executive Officers under the Company’s equity compensation programs.  No Named Executive Officer attends any executive session of the Compensation Committee or is present during final deliberations or determinations of such Named Executive Officer’s compensation.  The Chief Executive Officer also provides input with respect to the amount and form of compensation for the members of the Board.

The Compensation Committee has the authority to directly engage, at the Company’s expense, any compensation consultants or other advisers as it deems necessary to carry out its responsibilities in determining the amount and form of executive and director compensation.

The Compensation Committee operates pursuant to a written Charter adopted by the Board.  A current copy of the Compensation Committee Charter is available on our website at www.goodtimesburgers.com.

Communication with Directors
The Board welcomes questions or comments about us and our operations.  Those interested may contact the Board as a whole or any one or more specified individual directors by sending a letter to the intended recipients’ attention in care of Good Times Restaurants Inc., Attention: Corporate Secretary, 141 Union Boulevard, #400, Lakewood, CO 80228.  All such communications other than commercial advertisements will be forwarded to the appropriate director or directors for review.

Director Attendance at Meetings
There were seven meetings of the Board held during the fiscal year ended September 27, 2016. No member of the Board attended fewer than 75% of the Board meetings and applicable committee meetings for the fiscal year ended September 27, 2016.

The Company does not have a formal policy on director attendance at the annual meeting.  All Director nominees attended the annual meeting of stockholders for the fiscal year ended September 30, 2015, which was held on February 4, 2016.

Nominee Selection Process
Our Board as a whole acts as the nominating committee for the selection of nominees for election as directors.  We do not have a separate standing nominating committee since we require that our director nominees be approved as nominees by a majority of our independent directors.  The Board will consider suggestions by stockholders for possible future nominees for election as directors at the next annual meeting when the suggestion is delivered in writing to the corporate secretary of the Company by August 30 of the year immediately preceding the annual meeting.  No request for a recommended nominee was made by the 2016 deadline by any stockholder or group of stockholders with beneficial ownership of more than five percent of our Common Stock as indicated in a Schedule 13D or 13G.

The Board selects each nominee, subject to contractual representation or designation rights held by certain stockholders, based on the nominee’s skills, achievements, and experience, with the objective that the Board as a whole should have broad and relevant experience in high policymaking levels in business and a commitment to representing the long-term interests of the stockholders.  The Board believes that each nominee should have experience in positions of responsibility and leadership, an understanding of our business environment, and a reputation for integrity.

The Board evaluates each potential nominee individually and in the context of the Board as a whole.  The objective is to recommend a group that will effectively contribute to our long-term success and represent stockholder interests.  In determining whether to recommend a director for re-election, the Board also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

When seeking candidates for director, the Board solicits suggestions from incumbent directors, management, stockholders, and others.  The Board does not have a charter for the nominating process.

The Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s business.

Directors’ Compensation
Each non-employee director receives $10,000 annually, payable $2,500 quarterly for four regularly scheduled Board of Directors meetings and an additional $1,500 for additional in-person meetings.  The Chairman of the Board receives an additional $500 for each meeting.  Members of the Compensation and Audit Committees generally each receive $300 per meeting attended and the Chairman of the Committees received $1,500 per separate meeting attended. The following table sets forth compensation information for the fiscal year ended September 27, 2016 with respect to directors:

Director Compensation Table for Fiscal Year Ended September 27, 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Total $
Geoffrey R. Bailey	10,300	1,575	16,833	28,708
Gary Heller	10,000	1,575	16,833	28,408
Eric W. Reinhard	10,300	1,575	16,833	28,708
Alan Teran	11,500	1,575	16,833	29,908
Robert Stetson	12,000	1,575	16,833	30,408
Steve Johnson	10,000	1,575	16,833	28,408
Boyd E. Hoback (2)	-	-	-	-
(1)
The value of equity awards shown in these columns includes all amounts expensed in the Company's financial statements in fiscal years 2016 and 2015 for equity awards in accordance with the guidance of FASB ASC 718-10-30, Compensation – Stock Compensation, excluding any estimate for forfeitures.  The Company’s accounting treatment for, and assumptions made in the valuations of, equity awards is set forth in Note 10 of the notes to the Company’s 2016 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2016.  There were no option awards re-priced in 2016.

As of September 27, 2016, the following directors held stock equity compensation awards to purchase the following number of shares of our Common Stock: Mr. Bailey 26,174; Mr. Heller 10,841; Mr. Hoback 219,384; Mr. Johnson 10,841; Mr. Reinhard 12,174; Mr. Stetson 10,841 and Mr. Teran 19,841.

As of September 27, 2016, the following directors held restricted stock units as follows:  Mr. Bailey 1,324 shares; Mr. Heller 1,324 shares; Mr. Reinhard 1,324 shares; Mr. Teran 1,324 shares; Mr. Stetson 1,324 and Mr. Johnson 1,324.

(2)	Mr. Hoback is an employee director and does not receive additional fees for service as a member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, executive officers and persons who own more than ten percent of our Common Stock must disclose their initial beneficial ownership of the Common Stock and any changes in that ownership in reports which must be filed with the SEC and the Company. The SEC has designated specific deadlines for these reports and the Company must identify in this proxy statement those persons who did not file these reports when due.

Based solely on a review of the reports filed with the Company and written representations received from reporting persons the Company believes that during the fiscal year ended September 27, 2016 all Section 16(a) filing requirements for its officers, directors, and more than ten percent shareholders were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 2, 2014, Hoak Public Equities, L.P., a Texas limited Partnership (“HPE”), and Rest Redux LLC, a Texas member-managed limited liability company (“ReRe”), each purchased five hundred thousand (500,000) shares of Common Stock from Small Island Investments Limited (“SII”), an entity whose principal was the former chairman of our Board, at a price of $3.05 per share for an aggregate purchase price of $3,050,000 pursuant to a purchase agreement executed contemporaneously therewith between HPE, SII, the Company and ReRe.  Effective May 2, 2014, the Company entered into a Registration Rights Agreement (the “RRA”) with HPE and ReRe, pursuant to which the Company granted to HPE and ReRe certain registration rights to enable the public resale of the shares they acquired.  The Company agreed to pay all expenses associated with the registration of the shares, excluding the fees and expenses of counsel to HPE and ReRe.  The Company also agreed to indemnify HPE and ReRe and each of their respective officers, directors, members, investors, employees, and agents, successors, and assigns, and each other person who controls an Investor within the meaning of the Securities Act against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon specified violations or failures to comply with applicable federal and state securities laws, rules, and regulations.

On October 8, 2014, HPE and ReRe each purchased three hundred thousand (300,000) shares of Common Stock from SII at a price of $4.10 per share for an aggregate purchase price of $2,460,000 pursuant to a Purchase Agreement executed contemporaneously therewith between HPE, SII and ReRe.  On October 14, 2016, ReRe effected a pro rata distribution of all 800,000 shares of Common Stock held by ReRe to its members (the “Distribution”). In the Distribution, REIT Redux, LP, a Delaware limited partnership (“REIT Redux”), which held 55% of the membership interests in ReRe, received 440,000 shares of Common Stock.

Robert Stetson, our current Chairman, is the president of REIT Redux GP, LLC, a Delaware limited liability company, which is the general partner of REIT Redux. By virtue of the distribution, REIT Redux, LP has assumed certain of the rights previously granted to ReRe under the RRA.

Other

None.

AUDIT COMMITTEE REPORT

Management is responsible for the internal controls and financial reporting process for the Company.  The independent accountants for the Company are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee met with management and the independent accountants to review and discuss the Company’s financial statements for the fiscal year ended September 27, 2016.  Management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent accountants.

The Audit Committee has discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.  The Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Good Times Restaurants Inc. Annual Report on Form 10-K for the fiscal year ended September 27, 2016 for filing with the SEC.

Audit Committee
Steven M. Johnson, Chairman
Eric W. Reinhard
Alan A. Teran

INDEPENDENT AUDITOR INFORMATION

The Board appointed Hein & Associates LLP as the Company’s independent auditors for the fiscal year ended September 30, 2015 and the fiscal year ended September 27, 2016, and to perform other accounting services.  Representatives of Hein & Associates LLP are expected to be present at the annual meeting of stockholders, and will have the opportunity to make a statement if they so desire and to respond to appropriate stockholder questions.

Audit Fees
The aggregate fees billed for professional services rendered by Hein & Associates LLP for its audit of the Company’s annual financial statements and its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, were $126,525 for the fiscal year ended September 27, 2016 compared to $96,420 in fees for the fiscal year ended September 30, 2015.

Audit Related Fees
There were no aggregate fees billed by Hein & Associates LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” for the fiscal years ended September 27, 2016 and September 30, 2015.

Tax Fees
The aggregate fees billed by Hein & Associates LLP for the preparation and review of the Company’s tax returns for the fiscal year ended September 27, 2016 were $41,535 compared to $25,475 in fees for the fiscal year ended September 30, 2015.

All Other Fees
The aggregate fees billed to the Company for all other services rendered by Hein & Associates LLP for the fiscal year ended September 27, 2016 were $12,600 compared to $61,100 in fees for the fiscal year ended September 30, 2015.  These fees are primarily related to audit services provided in connection with other regulatory or statutory filings and a 401(k) plan audit.

Policy on Pre-Approval Policies of Auditor Services
Under the provisions of the Audit Committee Charter, all audit services and all permitted non-audit services (unless subject to a de minimis exception allowed by law) provided by our independent auditors, as well as fees and other compensation to be paid to them, must be approved in advance by our Audit Committee.  All audit and other services provided by Hein & Associates LLP during the fiscal years ended September 27, 2016 and September 30, 2015, and the related fees as discussed above, were approved in advance in accordance with SEC rules and the provisions of the Audit Committee Charter.  There were no other services or products provided by Hein & Associates LLP to us or related fees during the fiscal years ended September 27, 2016 and September 30, 2015 except as discussed above.

Auditor Independence
The Audit Committee of our Board has considered the effect that the provision of the services described above under the caption “All Other Fees” may have on the independence of Hein & Associates LLP.  The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Hein & Associates LLP as the Company’s principal accountants.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of shares of the Company’s Common Stock as of December 16, 2016 by each person known by the Company to be the beneficial owner of more than five percent of the shares of the Company’s Common Stock, each director and each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group.  The address for the directors and officers is 141 Union Boulevard, #400, Lakewood, CO 80228
HOLDER:	Number of shares beneficially owned**		Percent of class (1)
Principal stockholders:
Delta Partners, LP One International Place, Ste. 2401, Boston, MA 02110	2,248,436	(2)	18.28%
REIT Redux, LP 8140 Walnut Hill Lane, Ste. 400, Dallas, TX 75225	440,000	(3)	3.58%
Manatuk Hill Partners, LLC 1465 Post Road, East, Westport, CT 06880	1,063,300	(4)	8.65%
Wellington Trust Company 280 Congress Street, Boston, MA 02210	846,600	(5)	6.88%
Directors and Officers:
Geoffrey R. Bailey-Director	20,561	(6)	*
Robert J. Stetson-Director	553,521	(7)	4.50%
Gary J. Heller-Director	5,462	(8)	*
Boyd E. Hoback-Director/President and Chief Executive Officer	120,474	(9)	*
Steven M. Johnson-Director	27,795	(10)	*
Susan M. Knutson-Controller	27,409	(11)	*
Scott G. LeFever- VP of Operations	39,451	(12)	*
Alan A. Teran –Director	44,030	(13)	*
Eric W. Reinhard-Director	111,996	(14)	*
James K. Zielke, Chief Financial Officer	94,802		*
All directors and executive officers as a group (10 persons including all those named above)	1,045,501		8.37%
(1)	Based on 12,297,550 shares of Common Stock outstanding as of December 16, 2016
(2)	The information as to Delta Partners, LP and entities derived in part from Schedule 13D/A as filed with the SEC on November 29, 2016.
(3)	The information as to REIT Redux, LP and entities controlled directly or indirectly by REIT Redux, LP is derived in part from Schedule 13D/A, as filed with the SEC on November 18, 2016.
(4)
The information as to Manatuk Hill Partners, LLC and entities controlled directly or indirectly by Manatuk Hill Partners, LLC is derived in part from Schedule 13G/A, as filed with the SEC on February 17, 2015.

(5)
The information as to Wellington Trust Company and entities controlled directly or indirectly by Wellington Trust Company is derived in part from Schedule 13G/A, as filed with the SEC on March 14, 2016.

(6)	Includes 15,686 shares underlying presently exercisable stock options.
(7)
Includes shares of Common Stock held beneficially by REIT Redux, LP.  Mr. Stetson is the President of REIT Redux GP, LLC, which is the general partner of REIT Redux, LP.  Also includes 79,198 shares of common stock held directly by Mr. Stetson and includes 2,353 shares underlying presently exercisable stock options.

(8)	Includes 2,353 shares underlying presently exercisable stock options.
(9)	Includes 88,401 shares underlying presently exercisable stock options.
(10)	Includes 2,353 shares underlying presently exercisable stock options.
(11)	Includes 25,662 shares underlying presently exercisable stock options.
(12)	Includes 37,466 shares underlying presently exercisable stock options.
(13)	Includes 11,353 shares underlying presently exercisable stock options and 2,000 shares held in the entity Termar Enterprises, Inc. (“Termar”). Mr. Teran is the President of Termar.
(14)	Includes 1,686 shares underlying presently exercisable stock options.
*	Less than one percent.
**
Under SEC rules, beneficial ownership includes shares over which the individual or entity has voting or investment power and any shares which the individual or entity has the right to acquire within sixty days.

EXECUTIVE COMPENSATION

Executive Officers
The executive officers of the Company are as follows:

Name	Age	Position	With Company Since:
Boyd E. Hoback	61	President & CEO	September 1987
Susan M. Knutson	58	Controller	September 1987
Scott G. LeFever	58	VP of Operations	September 1987
James K. Zielke	52	Chief Financial Officer	May 2015

Boyd E. Hoback.  See the description of Mr. Hoback’s business experience under the heading “Director Nominees” under “Proposal #1 – Election of Directors” above.

Susan M. Knutson has been Controller since 1993 with direct responsibility for overseeing the accounting department, maintaining cash controls, producing budgets, financials, and quarterly and annual reports required to be filed with the SEC, acting as the principal financial officer of the Company, and preparing all information for the annual audit.

Scott G. LeFever has been Vice President of Operations since August 1995, and has been involved in all phases of operations with direct responsibility for restaurant service performance, personnel, and cost controls.

James K. Zielke has been Chief Financial Officer since May 2015.  From 1997 to 2014, he was the President and Chief Financial Officer of F&H Acquisition Corp., parent company for the Fox & Hound and Champps Restaurant brands.  In December 2013, F&H Acquisition Corp. filed a petition seeking relief under Chapter 11 of the United States Bankruptcy Code.  From 2014 to 2015, he was the Chief Financial Officer of Last Call Operating Co., the successor parent company for Fox & Hound and Champps.  Subsequently, in August 2016, Last Call Operating Co. filed a petition seeking relief under Chapter 11 of the United States Bankruptcy Code.

Executive officers do not have fixed terms and serve at the discretion of the Board.  There are no family relationships among the executive officers or directors.

Executive Compensation
The following table sets forth compensation information for the fiscal years ended September 27, 2016 and September 30, 2015 with respect to the Named Executive Officers:

Summary Compensation Table for the Fiscal Years Ended September 27, 2016 and September 30, 2015:

Name and Principal Position	Year	Salary		Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Comp.	Nonqualified Deferred Comp. Earnings	All Other Comp.(4),(5)	Total
Boyd E. Hoback President & CEO	2016 2015	$218,590 220,000		$58,652 -	$51,109 -	53,430 450,255	- -	- -	$26,345 13,687	$408,126 683,942
Scott G. LeFever Vice President of Operations	2016 2015	149,038 150,000		26,400 -	24,892 -	22,769 67,537	- -	- -	19,871 12,861	242,970 230,398
James K Zielke Chief Financial Officer	2016 2015	185,042 72,244	(1)	36,960 -	14,521 87,501	31,875 -	- -	- -	13,800 4,600	282,198 164,345
Susan M. Knutson Controller	2016 2015	114,760 110,000		18,572 -	21,903 -	13,358 32,269	- -	- -	12,366 6,766	180,960 149,035
(1)	Mr. Zielke began employment with the Company in May 2015.
(2)	The amounts indicated for Bonuses represent the amounts earned in the fiscal year. In prior years’ Proxy statements, the amounts indicated for Bonuses represented the amounts paid in the fiscal year.
(3)
The value of equity awards shown in these columns represents the grant date fair value calculated in accordance with the guidance of FASB ASC 718-10-30, Compensation – Stock Compensation.  In prior years’ Proxy statements, the value of equity awards included all amounts expensed in the Company's financial statements for equity awards in accordance with the guidance of FASB ASC 718-10-30, Compensation – Stock Compensation.  Had the awards indicated above been calculated in the same manner as in the prior years’ Proxy statements, the fiscal 2016 and fiscal 2015 Stock Awards would have been $53,625 and $46,569 for Mr. Hoback; $33,729 and $31,752 for Mr. LeFever; $33,274 and $12,215 for Mr. Zielke; and $25,773 and $23,285 for Ms. Knutson, respectively.  The fiscal 2016 and 2015 Option Awards would have been $197,925 and $143,853 for Mr. Hoback; $39,344 and $36,194 for Mr. LeFever; $5,446 and $0 for Mr. Zielke; and $23,158 and $24,828 for Ms. Knutson, respectively.  The Company’s accounting treatment for, and assumptions made in the valuations of, equity awards is set forth in Note 10 of the notes to the Company’s 2016 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2016.  There were no option awards re-priced in 2016.

(4)	The amounts indicated for Mr. Hoback, Mr. LeFever and Ms. Knutson include an automobile allowance, long-term disability and the Company’s matching contribution to the 401(k) plan.
(5)	The amount indicated for Mr. Zielke includes an automobile allowance.

There were no shares of SARs granted during the fiscal years ended September 27, 2016 or September 30, 2015 nor has there been any nonqualified deferred compensation paid to any named executive officers during the fiscal years ended September 27, 2016 or September 30, 2015.  The Company does not have any plans that provide for specified retirement payments and benefits at, following or in connection with retirement.

The following table sets forth information as of September 27, 2016 on all unexercised options previously awarded to the Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards						Stock Awards
Name	# of Securities Underlying Unexercised Options			Option Exercise Price $	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

	Exercisable(#)	Unexercisable(#)
Boyd E. Hoback	6,333	_		$19.14	11/17/16	36,326	(2)	$127,141	(2)
	9,501	_		$ 4.41	11/14/18	12,227	(5)	$ 42,795	(5)
	4,551	_		$ 3.45	11/06/19
	10,647	_		$ 1.56	12/13/20
	5,000	_		$ 1.31	12/14/21
	45,696	_		$ 2.31	01/02/23
	-	44,000		$ 2.48	11/21/23
	25,674	51,348	(1)	$ 7.79	03/13/25
	-	16,635	(4)	$ 5.29	11/23/25
Scott G. LeFever	1,917	_		$19.14	11/17/16	24,768	(2)	$ 86,688	(2)
	5,669	_		$ 4.41	11/14/18	5,955	(5)	$ 20,843	(5)
	1,449	_		$ 3.45	11/06/19
	7,985	_		$ 1.56	12/13/20
	22,346	_		$ 2.31	01/02/23
	-	13,000		$ 2.48	11/21/23
	3,851	7,702	(1)	$ 7.79	03/13/25
	-	7,089	(4)	$ 5.29	11/23/25
Susan M. Knutson	1,467	_		$19.14	11/17/16	18,163	(2)	$ 63,571	(2)
	2,033	_		$ 4.41	11/14/18	5,240	(5)	$ 18,340	(5)
	1,267	_		$ 3.45	11/06/19
	5,323	_		$ 1.56	12/13/20
	18,132	_		$ 2.31	01/02/23
	-	10,000		$ 2.48	11/21/23
	1,840	3,680	(1)	$ 7.79	03/13/25
	-	4,159	(4)	$ 5.29	11/23/25
James K. Zielke	-	9,924	(4)	$ 5.29	11/23/25	7,088	(3)	$ 24,808	(3)
						3,474	(5)	$ 12,159	(5)

(1)	The options were granted on March 13, 2015. Assuming continued employment with the Company, the shares under the option agreements will become fully exercisable on March 13, 2025.
(2)	The stock award was issued on December 1, 2014. Assuming continued employment with the Company, the shares under the stock award will become fully vested on July 23, 2017.
(3)
The stock award was issued on May 1, 2015. Assuming continued employment with the Company, the shares under the stock award vest ratably over a three-year period and become fully vested on May 1, 2018.

(4)
The options were granted on November 23, 2015. Assuming continued employment with the Company, the shares  under the stock award vest ratably over a five-year period and become fully vested on November 23, 2020.

(5)
The stock award was issued on November 23, 2015. Assuming continued employment with the Company, the shares under the stock award vest ratably over a three-year period and become fully vested on November 23, 2018.

Employment Agreements

Boyd E. Hoback
Pursuant to Mr. Hoback’s Employment Agreement, the Executive will receive a minimum annual base salary of $225,000, which base salary may be increased, but not decreased, if the Company’s Board of Directors determines that such increase is appropriate based upon performance reviews of the Executive.  The Executive will also be eligible for performance cash bonuses and equity awards during each year of employment in amounts determined by the Company’s Board of Directors in its sole discretion.  In addition, the Executive will receive an annual discretionary allowance of $15,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs.

In the event that the Executive’s employment is terminated during the first year of employment (i) without cause by the Company, (ii) by the Executive following a willful and material breach of the Employment Agreement by the Company or (iii) by the Executive within one year after the Company experiences a change in control, the Executive shall be entitled to an amount equal to an amount equal to 2.99 times the average W-2 Base Compensation and Target Bonus compensation of the Executive for the five fiscal years of Good Times prior to such termination.  Thereafter, if the Executive’s employment is terminated for any of the foregoing reasons, the Executive shall be entitled to an amount equal to the sum of (A) one and one-half times the Executive’s Base Compensation for the fiscal year of the termination, (B) the average of the Executive’s annual Target Bonus compensation for the two fiscal years immediately prior to the fiscal year of the termination, and (C) $15,000; and (D) a lump sum amount equal to what the monthly COBRA premium payable for the health insurance coverage of the Executive is at the time of his termination multiplied by 18.

The Employment Agreement provides for an initial term of three years from the Effective Date, and unless earlier terminated, the Employment Agreement will automatically extend for additional periods of one year.

James K. Zielke
Pursuant to Mr. Zielke’s Employment Agreement, the Executive will receive a minimum base salary of $175,000, which base salary may be increased, but not decreased, if the Company’s Board of Directors determines that such increase is appropriate based upon performance review of the Executive.  The Executive will also be eligible for performance cash bonuses and equity awards during each year of employment in amounts determined by the Company’s Board of Directors in its sole discretion.  In addition, the Executive will receive an annual discretionary allowance of $15,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs.

With respect to the Executive, in the event that the Executive’s employment is terminated during the first year of employment (i) without cause by the Company, (ii) by the Executive following a willful and material breach of the Employment Agreement by the Company or (iii) by the Executive within one year after the Company experiences a change in control, the Executive shall be entitled to an amount equal to an amount equal to 2.99 times the average W-2 Base Compensation and Target Bonus compensation of the Executive for the five fiscal years of Good Times prior to such termination.  Thereafter, if the Executive’s employment is terminated for any of the foregoing reasons, the Executive shall be entitled to an amount equal to the sum of (A) one times the Executive’s Base Compensation for the fiscal year of the termination, (B) the average of the Executive’s annual Target Bonus compensation for the two fiscal years immediately prior to the fiscal year of the termination, and (C) $15,000; and (D) a lump sum amount equal to what the monthly COBRA premium payable for the health insurance coverage of the Executive is at the time of his termination multiplied by 12.

The Employment Agreement provides for an initial term of three years from the Effective Date, and unless earlier terminated, the Employment Agreement will automatically extend for additional periods of one year.

Scott G. LeFever
Pursuant to Mr. LeFever’s Employment Agreement, the Officer will receive a minimum base salary of $150,000, which base salary may be increased, but not decreased, if the Company’s Board of Directors determines that such increase is appropriate based upon performance reviews of the Officer.  The Officer will also be eligible for performance cash bonuses and equity awards during each year of employment in amounts determined by the Company’s Board of Directors in its sole discretion.  In addition, the Officer will receive an annual discretionary allowance of $12,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs.

With respect to the Officer, in the event that the Officer’s employment is terminated during the first year of employment (i) without cause by the Company, (ii) by the Officer following a willful and material breach of the Employment Agreement by the Company or (iii) by the Officer within one year after the Company experiences a change in control, the Officer shall be entitled to an amount equal to an amount equal to 2.99 times the average W-2 Base Compensation and Target Bonus compensation of the Officer for the five fiscal years of Good Times prior to such termination.  Thereafter, if the Officer’s employment is terminated for any of the foregoing reasons, the Officer shall be entitled to an amount equal to the sum of (A) one times the Officer’s Base Compensation for the fiscal year of the termination, (B) the average of the Officer’s annual Target Bonus compensation for the two fiscal years immediately prior to the fiscal year of the termination, and (C) $12,000; and (D) a lump sum amount equal to what the monthly COBRA premium payable for the health insurance coverage of the Officer is at the time of his termination multiplied by 12.

The Employment Agreement provides for an initial term of three years from the Effective Date, and unless earlier terminated, the Employment Agreement will automatically extend for additional periods of one year.

Susan M. Knutson
Pursuant to Ms. Knutson’s Employment Agreement, the Officer will receive a minimum base salary of $118,000, which base salary may be increased, but not decreased, if the Company’s Board of Directors determines that such increase is appropriate based upon performance reviews of the Officer.  The Officer will also be eligible for performance cash bonuses and equity awards during each year of employment in amounts determined by the Company’s Board of Directors in its sole discretion.  In addition, the Officer will receive an annual discretionary allowance of $6,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs.

With respect to the Officer, in the event that the Officer’s employment is terminated during the first year of employment (i) without cause by the Company, (ii) by the Officer following a willful and material breach of the Employment Agreement by the Company or (iii) by the Officer within one year after the Company experiences a change in control, the Officer shall be entitled to an amount equal to an amount equal to 2.99 times the average W-2 Base Compensation and Target Bonus compensation of the Officer for the five fiscal years of Good Times prior to such termination.  Thereafter, if the Officer’s employment is terminated for any of the foregoing reasons, the Officer shall be entitled to an amount equal to the sum of (A) one times the Officer’s Base Compensation for the fiscal year of the termination, (B) the average of the Officer’s annual Target Bonus compensation for the two fiscal years immediately prior to the fiscal year of the termination, and (C) $6,000; and (D) a lump sum amount equal to what the monthly COBRA premium payable for the health insurance coverage of the Officer is at the time of her termination multiplied by 12.

The Employment Agreement provides for an initial term of three years from the Effective Date, and unless earlier terminated, the Employment Agreement will automatically extend for additional periods of one year.

STOCKHOLDER NOMINATIONS AND OTHER PROPOSALS

For inclusion in the proxy statement and form of proxy relating to the 2018 Annual Meeting of Stockholders of the Company, a stockholder proposal intended for presentation at that meeting, submitted in accordance with the SEC’s Rule 14a-8, must be received by the Secretary at the Company’s corporate headquarters at 141 Union Boulevard, #400, Lakewood, CO 80228 on or before September 5, 2017. However, in the event that the Company holds its 2018 Annual Meeting of Stockholders more than 30 days before or 30 days after the one-year anniversary date of the 2017 Annual Meeting, the Company will disclose the new deadline by which stockholder proposals must be received under Item 5 of the Company’s earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders.  If notice of a proposal for which a stockholder will conduct his or her own proxy solicitation is not received by the Company by November 19, 2017, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) of the Exchange Act, and the person named in proxies solicited by the Board may use his or her discretionary authority when the matter is raised at the meeting, without including any discussion of the matter in the proxy statement.

OTHER MATTERS

As of the date of this Proxy Statement, our Board does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.  If any other matter is properly brought before the Annual Meeting for action by the stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such recommendation, in accordance with the judgment of the proxy holder.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act.  The Company files reports, proxy statements, and other information with the SEC.  The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.  The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The Internet address for this site can be found at www.sec.gov.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2016 and copies of the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 2015, March 31, 2016 and June 30, 2016, can be found at the SEC’s internet site.  The Company will provide upon written request, without charge to each stockholder of record as of the record date, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2016, as filed with the SEC.  Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense incurred by the Company in furnishing such exhibits.  Any such requests should be directed to the attention of our corporate secretary at the Company’s corporate offices located at 141 Union Boulevard, #400, Lakewood, Colorado 80228.

STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  YOUR VOTE IS IMPORTANT.

BY ORDER OF THE BOARD OF DIRECTORS

Boyd E. Hoback
President and Chief Executive Officer

GOOD TIMES RESTAURANTS INC.
REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2017.

The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on February 8, 2017 and the Proxy Statement, and appoints Boyd E. Hoback and James K. Zielke (either of them), the proxy of the undersigned, each with full power of substitution, to vote all shares of common stock of Good Times Restaurants Inc., a Nevada corporation (the “Company”), that the undersigned is entitled to vote, on his own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held on February 8, 2017, beginning at 9:00 a.m. local time, at the Company’s corporate office located at 141 Union Boulevard, Suite 400, Lakewood, CO 80228, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.  The shares represented by this proxy shall be voted in the manner set forth herein.

PROPOSAL #1 – ELECTION OF DIRECTORS.

To elect seven directors of the Company to serve for the next year. Vote Required for Approval Directors are elected by a plurality of the votes cast by the holders of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Broker-non votes and abstentions will not count as votes in favor of or against election of the directors and will have no effect on the vote total for the election of the directors.

Director Nominees:
Geoffrey R. Bailey	For	☐	Against	☐	Abstain	☐
Boyd E. Hoback	For	☐	Against	☐	Abstain	☐
Gary J. Heller	For	☐	Against	☐	Abstain	☐
Steven M. Johnson	For	☐	Against	☐	Abstain	☐
Eric W. Reinhard	For	☐	Against	☐	Abstain	☐
Robert J. Stetson	For	☐	Against	☐	Abstain	☐
Alan A. Teran	For	☐	Against	☐	Abstain	☐

PROPOSAL #2 – APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

To ratify the appointment of HEIN & ASSOCIATES LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2017.

For	☐	Against	☐

This proxy also confers discretionary authority to the proxies to vote on any other matters that may properly be presented at the meeting.  As of the date of the accompanying Proxy Statement, the Company did not know of any other matters to be presented at the meeting.  If any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of the Company’s Board of Directors.

Please sign exactly as your name appears below.  When joint tenants hold shares, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership or limited liability company, please sign in such name by an authorized person.

Please complete, date and sign this proxy card and return it promptly in the accompanying envelope.

Shares Owned:	Dated:

Signature of Shareholder	Signature (if held jointly)
(Sign exactly as name appears on stock certificate)